                                                                      Exhibit 99

                              EQUIDYNE CORPORATION
                        REPORTS FY 2003 FINANCIAL RESULTS

SAN DIEGO, Calif., August 28, 2003 (BW HealthWire) -- EQUIDYNE CORPORATION (AMEX:IJX) announced today that it had filed its Form 10-KSB/A with the U.S. Securities and Exchange Commission containing its audited financial results for the year ended July 31, 2003. The net loss for the year was $(3,327,000), or $(0.22) per share, compared to a net loss of $(9,478,000), or $(0.63) per share, for the year ended July 31, 2002, a decrease of 65%. Total operating expenses for the year were $4,465,000 compared to $13,886,000 in the prior year, a decline of over 67%. A substantial portion of the losses in both the current fiscal year and prior fiscal year was due to write-downs of assets in the Company's needle-free subsidiary that cumulatively resulted in asset impairment charges of $966,000 during the current fiscal year and $5,848,000 during the prior fiscal year. Equidyne reported consolidated total revenues for the fiscal year of $82,000, compared to $715,000 (including licensing revenues of $265,000) during the prior fiscal year ended July 31, 2002, a decline of nearly 82%. The Company had no licensing revenues during the fiscal year ended July 31, 2003.

Commenting on the results, Equidyne's CEO, Marcus Rowan, stated, "During the past fiscal year, we enhanced Equidyne's technology portfolio available for licensing or other strategic transactions by completing targeted product development, obtained patent protection for the Low-Cost, Disposable Needle-Free Injector System, filed for patent protection of the Multi-Component Ampule technology in the U.S., and obtained 510(k) clearance from the Food and Drug Administration (FDA) to market the needle-free INJEX 30 System for insulin administration 'over the counter'. While accomplishing the foregoing, we were nonetheless able to reduce our operating expenses by over 56%, from $8,038,000 in fiscal 2002 to $3,499,000 this year, continuing our program of operating expense reduction."

"However, creating a successful business model in the needle-free industry has remained extremely challenging with none of the public companies whose business is based on needle-free technology achieving profitability. Indeed, two of them, Weston Medical Group and Rosch AG Medizintechnik, filed for bankruptcy during fiscal 2003. Consequently, we are actively seeking to license, sell or consummate a strategic transaction involving the Company's needle-free technology through ongoing discussions and negotiations. As we have mentioned before, we are actively evaluating new business opportunities, investments and/or acquisitions, and strategic alternatives with the assistance of Cypress Associates LLC, Equidyne's independent financial advisor and investment banker, with a goal of enhancing stockholder value."

Equidyne also reported that it had cash and short-term investments of $9.5 million and working capital of $12.4 million as of July 31, 2003. This compares to cash and working capital of $13.1 million and $14.5 million, respectively as of July 31, 2002.





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For further information, please see the Company's Form 10-KSB which is available over the internet at www.sec.gov or contact Jeffery Weinress, the Company's
Chief Financial Officer, at 858-587-7777.

                      EQUIDYNE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS

                                                           July 31
                                                      -----------------
                                                        2003      2002
                                                      -----------------
                                                         (Thousands)
Assets
Cash, cash equivalents                                $ 9,517   $13,092
Deferred income taxes                                      --     1,902
Refundable income taxes                                 6,441     3,446
Other current assets                                      142       370
                                                      -----------------
   Total current assets                                16,100    18,829
Property and equipment, net                                50       133
Deposits                                                    5        46
Patents, net                                              490     1,612
                                                      -----------------
                                                      $16,645   $20,620
                                                      =================
Liabilities & Stockholders' Equity
Total current liabilities                             $ 3,706   $ 4,354
Total stockholders' equity                             12,939    16,266
                                                      -----------------
Total liabilities and stockholders' equity            $16,645   $20,620
                                                      =================

                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

                                                      Three Months Ended       Year Ended
                                                           July 31,             July 31,
                                                      ------------------   ------------------
                                                        2003      2002       2003      2002
                                                      ------------------   ------------------
                                                       (Thousands, except per share amounts)
Total Revenues                                        $    18   $    21    $    82   $    715
Cost of goods sold                                         84       179        155        839
                                                      ------------------   ------------------
   Gross profit (loss)                                    (66)     (158)       (73)      (124)

Selling, general, and administrative expenses             861     1,119      3,226      7,504
Research and development                                   61       137        273        534
Inventory write-down                                       --        --         --        295
Asset impairment                                          966        42        966      5,402
Other restructure charges                                  --        --         --        151
                                                      ------------------   ------------------
   Total operating expenses                             1,888     1,298      4,465     13,886
                                                      ------------------   ------------------

Operating loss                                         (1,954)   (1,456)    (4,538)   (14,010)

Other income (expenses):
   Interest, net                                           22        62        140        441
   Gain (loss) on sale of property and equipment           18       (23)         8        (23)
                                                      ------------------   ------------------
                                                           40        39        148        418
                                                      ------------------   ------------------

Loss before income tax benefit                         (1,914)   (1,417)    (4,390)   (13,592)

Income tax benefit                                       (325)     (462)    (1,063)    (4,114)
                                                      ------------------   ------------------

Net loss                                              $(1,589)  $  (955)   $(3,327)  $ (9,478)
                                                      ==================   ==================

Net loss per common share, basic                      $ (0.11)  $ (0.06)   $ (0.22)  $  (0.63)
                                                      ==================   ==================

Net loss per common share, diluted                    $ (0.11)  $ (0.06)   $ (0.22)  $  (0.63)
                                                      ==================   ==================

About the Company:


Equidyne Corporation (www.equidyne.com), through Equidyne Systems, Inc., its wholly-owned subsidiary based in San Diego, California, is working to capitalize on its needle-free drug delivery systems for subcutaneous injections. The INJEX needle-free injector is a compact, uncomplicated device that delivers a virtually painless injection through the skin in a fraction of a second, and eliminates needle stick and disposal problems. The INJEX System is a comfortable, economical alternative to delivering medications using conventional needle injections.

Certain statements contained herein and other written material and oral statements made from time to time by us do not relate strictly to historical or current facts. As such, they are considered 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act of 1995 that provide current expectations or forecasts of future events. Such statements are typically characterized by terminology such as "believe," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "strategy" and similar expressions. Our forward-looking statements generally relate to our ability to develop and execute our business plan, the prospects for future sales of our products, the success of our international marketing activities, the success of our strategic corporate relationships, the adoption and use of needle-free technology and the success of our diversification and strategic alternative initiatives. These statements are based upon assumptions and assessments made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors our management believes to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including the following: our ability to achieve profitable operations and to maintain sufficient cash to operate our business and meet our liquidity requirements; our ability to obtain financing, if required, on terms acceptable to us, if at all; the success of our research and development activities and our ability to obtain regulatory authorizations for developed products, if any; competitive developments affecting our current products; our ability to successfully identify and attract strategic partners and to market both new and existing products domestically and internationally; difficulties or delays in manufacturing; trends toward managed care and health care cost containment; exposure to product liability and other types of lawsuits and regulatory proceedings; our ability to protect our intellectual property both domestically and internationally; governmental laws and regulations affecting domestic and foreign operations; our ability to identify and complete diversification opportunities or strategic alternatives, including potential strategic acquisitions, a potential sale or merger, a potential sale or license of assets, including Equidyne's needle-free technology, and a potential liquidation; and the impact of acquisitions, divestitures, restructurings, product withdrawals and other unusual items, as well as other risks identified in our filings with the Securities and Exchange Commission. Except as required by applicable law, the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.